SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2010

TODAYS ALTERNATIVE ENERGY CORPORATION.
(Exact name of registrant as specified in its charter)

Nevada	001-32044	16-1576984
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

857 Post Road
Suite 397
Fairfield, CT 06824
(Address of principal executive offices) (zip code)

888-880--0994
(Registrant's telephone number, including area code)

9720 Heatherstone River Court
Townhouse 1
Estero, FL 33928
(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 24, 2010, Todays Alternative Energy Corporation (the “Company”) sold and issued a convertible promissory note (the “Note”) in the aggregate principal amount of $30,000 to a certain investor.  The Note matures on the two year anniversary of the date of issuance (the “Maturity Date”) and accrues interest at an annual rate of ten percent (10%).  The Note is payable in full on the Maturity Date unless previously converted into shares of the Company’s common stock at an initial conversion price of $0.0001 per share, as may be adjusted.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODAYS ALTERNATIVE ENERGY CORPORATION
(Registrant)

Date: January 4, 2011	By:	/s/ Len Amato
Len Amato Chief Executive Officer and Chief Financial Officer